UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 7, 2005

MIRAVANT MEDICAL TECHNOLOGIES
(Exact name of registrant as specified in its charter)

DELAWARE	0-25544	77-0222872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

336 Bollay Drive
Santa Barbara, CA 93117
(Address of principal executive offices, including zip code)

(805) 685-9880
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02(a) Termination of a Material Definitive Agreement
Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 7, 2005, Miravant Medical Technologies (“Miravant”) announced that Dr. Gary S. Kledzik resigned as Miravant’s Chief Executive Officer and Chairman and a member of Miravant’s Board of Directors (the “Board”). Concurrent with this resignation, the employment agreement between Miravant and Dr. Kledzik dated December 15, 1989, as amended from time to time, was terminated.

In connection with Dr. Kledzik’s resignation, he and Miravant entered into a Resignation and Consulting Agreement and Release of All Claims dated as of July 7, 2005. Pursuant to this agreement and in lieu of severance amounts, Dr. Kledzik will serve as a consultant to Miravant for a period through June 2006 and will receive a stock payment of $39,000 per month for his consulting services, payable each month in shares of Miravant Common Stock valued at the average trading price for Miravant Common Stock for the 10 trading days preceding the last day of the preceding month.

A copy of the press release issued on July 7, 2005 by Miravant announcing Dr. Kledzik’s resignation is attached hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAVANT MEDICAL TECHNOLOGIES

By:	/s/ John M. Philpott
John M. Philpott Chief Financial Officer

Date: July 13, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 7, 2005